Exhibit 10.3

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”), is entered into on October 18, 2013, between Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), and Putnam Equity Spectrum Fund, a series of Putnam Funds Trust, a Massachusetts business trust (the “Purchaser”).

WHEREAS, the Company is considering the acquisition of one or more businesses (each, a “Target”).

WHEREAS, in order to secure financing for the acquisition of a Target (the “Transaction”), the parties hereto desire to enter into this Agreement to set forth certain agreements with respect to the sale and purchase of shares of the Company’s common stock, par value $0.0001 per share (“GE Common Stock”), upon and subject to the closing of the Transaction (the “Closing”).

WHEREAS, the Company has filed a shelf registration statement on Form S-3 which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 22, 2013 (as amended, the “Shelf Registration Statement”).

WHEREAS, the Company intends to offer the GE Common Stock pursuant to this Agreement by means of a prospectus supplement to the prospectus included in the Shelf Registration Statement (the “Prospectus Supplement”) which Prospectus Supplement shall be filed with the SEC pursuant to Rule 424 of the Securities Act of 1933, as amended (the “Securities Act).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Common Stock Purchase.

The Purchaser hereby agrees that concurrent with, and subject to, the Closing, it shall purchase from the Company, and the Company hereby agrees that concurrent with, and subject to, the Closing, it shall issue and sell to the Purchaser, 2,453,472 shares of GE Common Stock (the “Shares”) at a per share purchase price equal to $8.5593 for an aggregate purchase price of $21,000,002 (the “Purchase Price”), payable by the Purchaser by wire transfer of immediately available funds.

2. Fractional Shares.

If any fractional share would be obligated to be issued to the Purchaser pursuant to Section 1, the number of shares issued to the Purchaser shall be rounded up to the nearest whole share.

3. Procedures.

(a) Timing of Actions. All actions taken at the Closing shall be deemed to have been taken simultaneously.

(b) Purchase Price. At the Closing, the Purchaser shall deliver to the Company the Purchase Price for the Shares against delivery of the Shares by the Company.

(c) Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as either party reasonably may deem to be practical and necessary in order to consummate the purchase and sale of the GE Common Stock as contemplated by this Agreement.

4. Closing Conditions.

The obligation of the Purchaser to purchase shares of GE Common Stock under this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(a) The Closing shall have occurred, or happen concurrently with, the purchase of the Shares.

(b) The Company shall have offered and delivered the Shares to the Purchaser pursuant to the Prospectus Supplement.

(c) The Shares shall have been duly authorized, validly issued and, when paid for in accordance with this Agreement, will be fully paid and non-assessable, and the issuance of such Shares shall not be subject to any preemptive or similar rights.

(d) The Company and affiliates of the Purchaser shall have entered into a voting rights waiver agreement in the form attached hereto as Exhibit A.

5. Termination.

This Agreement may be terminated at any time prior to the Closing by mutual written consent of the Company and the Purchaser.

6. General Provisions.

(a) Entire Agreement.  This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(b) Successors.  This Agreement shall be binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors.

(c) Assignments. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(e) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(f) Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

 (g) Waiver of Jury Trial.  The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(h) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

(i) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(j) Expenses. Each party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(k) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each covenant contained herein will have independent significance. If any party hereto has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first covenant.

(l) Waiver. No waiver by any party hereto of any default or breach of covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default or breach of covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(m) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements or, unless and until the Transaction is publicly announced, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Michael Pigott
Name: Michael Pigott
Title: Vice-President, Legal Affairs

PURCHASER:

PUTNAM EQUITY SPECTRUM FUND

By: Putnam Investment Management, LLC

By:	/s/ David Glancy
Name: David Glancy
Title: Portfolio Manager

A copy of the Agreement and Declaration of Trust of Putnam Funds Trust (the "Trust") is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of or arising out of this instrument are not binding on any of the Trustees, officers or shareholders individually of the Trust, but are binding only upon the trust property of the Trust. Furthermore, notice is given that the trust property of the Purchaser and each other series of Putnam Funds Trust is separate and distinct and that the obligations of or arising out of this Agreement are several and not joint or joint and several and are binding only on the trust property of the Purchaser with respect to its obligations under this Agreement.

Exhibit A

Voting Rights Waiver

See Attached

Putnam letterhead

October 21, 2013

Global Eagle Entertainment Inc.

4353 Park Terrace Drive

Westlake Village, California 91361

To Whom It May Concern:

Putnam Investment Management, LLC (“PIM”) is the investment manager to Putnam Capital Spectrum Fund (“Capital Spectrum”) and Putnam Equity Spectrum Fund (“Equity Spectrum”), both series of Putnam Funds Trust, a Massachusetts business trust. Capital Spectrum and Equity Spectrum hold shares of common stock, $0.0001 par value per share (“Shares”), of Global Eagle Entertainment Inc. (“Global Eagle”). In addition, other funds, entities or accounts sponsored or managed on a discretionary basis by PIM, Putnam Investments Limited or The Putnam Advisory Company, LLC and other officers, directors, and/or employees of PIM, Putnam Investments Limited, or The Putnam Advisory Company, LLC (collectively, “Other Putnam Investors”) may own or acquire securities issued by Global Eagle.

In the event that Shares of Global Eagle, together with any other securities issued by Global Eagle that constitute “voting securities” (as defined below) (”Global Eagle Voting Securities”), confer “voting rights” (as defined below) (“Global Eagle Voting Rights”), in each case exercisable by Capital Spectrum, Equity Spectrum, and any Other Putnam Investors, exceeding, in the aggregate, 4.99% of the total voting rights exercisable by outstanding Global Eagle Voting Securities (the portion of the Global Eagle Voting Securities held by Capital Spectrum, Equity Spectrum, and Other Putnam Investors that confer Global Eagle Voting Rights exceeding 4.99% of all voting rights exercisable by outstanding Global Eagle Voting Securities being referred to as the “Excess Voting Securities”), Capital Spectrum, Equity Spectrum, and PIM (on behalf of each Other Putnam Investor) agree to forego and to waive any and all voting rights they may have in respect of the Excess Voting Securities and any additional Global Eagle Voting Securities (“Additional Voting Securities”) so that Global Eagle Voting Rights exercisable by Capital Spectrum, Equity Spectrum, and Other Putnam Investors in the aggregate do not confer voting rights exceeding 4.99% of total voting rights exercisable by all outstanding Global Eagle Voting Securities after subtracting from such total voting rights, in the calculation of the total number of Global Eagle Voting Rights deemed to be outstanding, all Global Eagle Voting Rights exercisable by Excess Voting Securities, Additional Voting Securities and any other Global Eagle Voting Securities held by other securityholders of Global Eagle who have waived any or all voting rights. (In respect of PIM’s agreement on behalf of Other Putnam Investors, PIM has or will obtain authority from each such other Putnam Investor to agree to the foregoing waiver on behalf of the Other Putnam Investor.) The voting rights so foregone and waived will be apportioned among Capital Spectrum, Equity Spectrum, and Other Putnam Investors on a pro rata basis based upon their relative Share holdings in Global Eagle at the time of the exercise of any vote. For purposes of this agreement, “voting rights” are rights to vote for the election or removal of Global Eagle’s directors, or rights deemed to be equivalent to the right to vote for the election or removal of a director, under applicable interpretations of the term “voting security” under the Investment Company Act of 1940, as amended, by the Securities and Exchange Commission or its staff.

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This agreement to forego and waive voting rights is irrevocable with respect to Capital Spectrum, Equity Spectrum, and any Other Putnam Investor that is an investment company registered under the Investment Company Act of 1940, as amended, and is irrevocable with respect to Other Putnam Investors until such time as Capital Spectrum, Equity Spectrum, and any Other Putnam Investor that is an investment company registered under the Investment Company Act of 1940, as amended, is no longer an owner of any Shares in Global Eagle, at which time this agreement will expire and the remaining Other Putnam Investors will be entitled to any and all voting rights pertaining to their Shares. It is the intention of the undersigned that this letter be interpreted broadly to effect the desire that the Excess Shares and Additional Shares be identical to that of a separate non-voting class.

A copy of the Agreement and Declaration of Trust of each of the Putnam Funds is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of each Putnam Fund as Trustees and not individually and that the obligations of this instrument are not binding on any of the Trustees or officers or shareholders individually, but are binding only on the assets or property of each Putnam Fund with respect to its obligations hereunder. Furthermore, notice is given that the assets and liabilities of each series of each Putnam Fund that is a series company are separate and distinct and that the obligations of or arising out of this instrument are several and not joint and are binding only on the assets or property of each series with respect to its obligations hereunder. In addition, although multiple Putnam Funds may be party hereto, each Putnam Fund is entering into this instrument individually (and not jointly or jointly and severally) and is not liable for any matter relating to any other Putnam Fund.

Very truly yours,

Putnam Investment Management, LLC

For itself and as investment manager for Putnam Capital Spectrum Fund and Putnam Equity Spectrum Fund, each a series of Putnam Funds Trust

By:
Brian Lenhardt, Authorized Person

Accepted and Agreed to:

Global Eagle Entertainment Inc.

By:
[Name]

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